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                                                                    EXHIBIT 15.1

                          ACCOUNTANT'S AWARENESS LETTER

November 4, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 10, 2004 on our review of interim financial information of Pride International, Inc. (the "Company") for the three month periods ended March 31, 2004 and March 31, 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004, our report dated August 6, 2004 on our review of interim financial information of the Company for the three and six month periods ended June 30, 2004 and June 30, 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2004 and our report dated November 2, 2004 on our review of interim financial information of the Company for the three and nine month periods ended September 30, 2004 and September 30, 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2004 are incorporated by reference in Amendment No.1 to the Registration Statement on Form S-4 dated November 4, 2004.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Houston, Texas